UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2009

DayStar Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34052	84-1390053
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

2972 Stender Way

Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 907-4600

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director

On September 21, 2009, Kevin Flannery resigned from the board of directors of DayStar Technologies, Inc. (the “Company). Mr. Flannery’s resignation letter is furnished as Exhibit 17.1 to this report and is incorporated herein by reference. The resignation of Mr. Flannery was not due to any disagreement with the Company about its operations, policies or practices.

Election of Directors

Effective as of September 21, 2009, the Company’s board of directors filled four board vacancies by appointing Michael Matvieshen, Francis J. Maher III, Robert Tonsoo, and Wen Hung Tsai to serve as directors on the Company’s board of directors. Michael Matvieshen is the current Chief Executive Officer of EPOD Solar Inc. (British Columbia, Canada) (“EPOD Canada”) and was appointed at the direction of EPOD Canada in connection with the transactions contemplated in a Letter of Intent dated September 18, 2009 between the Company and EPOD Canada (the “LOI”). The LOI and certain transactions associated with the LOI were disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on September 24, 2009, the contents of which are incorporated herein by reference. The board of directors of the Company named Mr. Maher to the audit committee and the nominating and governance committee and Mr. Tonsoo and Mr. Tsai to the compensation committee. Effective as of September 21, 2009, the board of directors of the Company granted to each of Messrs. Maher, Tonsoo and Tsai non-statutory options to purchase 10,000 shares of common stock at $0.82 per share pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan.

Mr. Matvieshen informed the Company on September 25, 2009 that he will not assume the position of director of the Company until certain transactions contemplated by the LOI are completed.

The compensation committee now consists of Mr. Tonsoo (Chairman), Dr. Robert G. Aldrich, and Mr. Tsai. The audit committee consists of Dr. Randolph A. Graves (Chairman), Dr. Aldrich, and Mr. Maher. The nominating and governance committee consists of Mr. Maher (Chairman), Dr. Aldrich, and Dr. Graves.

Departure and Appointment of Chief Executive Officer

On September 21, 2009, Robert Aldrich resigned as Chief Executive Officer of the Company and the board of directors of the Company appointed Michael Matvieshen to serve as Chief Executive Officer of the Company. Mr. Matvieshen was appointed in connection with the transactions contemplated in the LOI.

Mr. Matvieshen informed the Company on September 25, 2009 that he will not assume the position of Chief Executive Officer of the Company until certain transactions contemplated by the LOI are completed. No compensation arrangements exist at this time.

Mr. Matvieshen has served in the role of President and Chief Executive Officer of EPOD Canada since 2003. In addition to serving as Chief Executive Officer of EPOD Canada, he is also the Chief Executive Officer of Epod Solar Inc. (USA) (formerly Allora Minerals Inc., a Nevada corporation), an officer of Epod Solar (Wales) Limited, a corporation organized under the Companies Act 1985 (Company Registration Number 04645882), and EPOD Industries Inc., a corporation organized under the laws of British Columbia.

Prior to founding EPOD Canada, he was President of Wolverine Resources Inc., an oil upgrading refinery owned by the venture capital firm SGGF. Mr. Matvieshen has also served as Vice-President of Gen5 Tech Corporation in which he managed the construction, capital budgeting and start-up of an oil upgrading facility in Alberta. Mr. Matvieshen has extensive experience in the industrial water and oil treatment industries making fuels for diesel generators, in making base oils for drilling oil and gas wells and oil for floating potash. He has been in the technology development business for the past 15 years, primarily as an entrepreneur and inventor. He has also been involved in land development and commercial build construction as an investor/owner for the past 23 years.

EPOD Canada, Wolverine Resources Inc. and Gen5 Tech Corporation are not parents, subsidiaries or other affiliates of the registrant.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are filed herewith:

Exhibit No.	Description
17.1	Resignation Letter of Kevin Flannery

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ William S. Steckel
Chief Financial Officer

Dated: September 25, 2009